Exhibit 10.18

JAGUAR HEALTH, INC.
KCSA STRATEGIC COMMUNICATIONS
DEBT SETTLEMENT AGREEMENT

This DEBT SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2017 (the “Effective Date”), by and between Jaguar Health, Inc., a Delaware corporation, (the “Company”) and KCSA Strategic Communications. (“KCSA”).

RECITALS

WHEREAS, the Company is indebted to KCSA for services rendered in an aggregate amount equal to $60,000.00, inclusive of any fees, costs, charges or interests related thereto (the “Debt”);

WHEREAS, on or about July 31, 2017, the Company issued KCSA 64,866 shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), in partial settlement and satisfaction of the Debt;

WHEREAS, as complete settlement and satisfaction of the Debt, the Company has offered, subject to the terms and conditions hereof, to pay in the Debt by issuing KCSA an additional 235,134 shares of Common Stock (the “Shares”);

WHEREAS, KCSA is willing to accept the Shares in full satisfaction of the Debt;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1                               Cancellation of Debt/Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company hereby issues to KCSA and KCSA hereby accepts from the Company 235,134 shares of the Company’s Common Stock in consideration of the cancellation and full satisfaction of the Debt.

1.2                               Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced as follows: “Accredited Investor” means an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.3                               KCSA’s Representations and Warranties.

a.                                      KCSA has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions.  All action on KCSA’s part required for the lawful execution and delivery of this Agreement has been taken.  Upon its execution and delivery, this Agreement will be a valid and binding obligation of KCSA, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting to the rights of creditors generally).

b.                                      KCSA is aware that the Shares to be issued to KCSA have not been registered under the Securities Act, and that the Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”).  KCSA also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon KCSA’s representations contained in this Agreement.

c.                                       KCSA is obtaining the Shares for its own account and KCSA has no present intention of distributing or selling the securities except as permitted under the Securities Act and applicable state securities laws.

d.                                      KCSA has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment.  KCSA has the ability to accept the high risk and lack of liquidity inherent in this type of investment.  KCSA has conducted its own independent investigation of the Company and has reached its own conclusions regarding the risks and merits of this investment.

e.                                       KCSA had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company.  KCSA has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.  KCSA understands the significant risks of this investment.

f.                                        KCSA has the capacity to protect its own interests in connection with the purchase of the Shares by virtue of its business or financial expertise.

g.                                       KCSA understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  KCSA has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

h.                                      KCSA acknowledges and agrees that the Shares upon issuance shall bear customary restrictive legends referencing their restrictions on transfer in accordance with the Securities Act.

i.                                          KCSA has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. KCSA acknowledges that no other representations or warranties, oral or written, have been made by the Company or any agent thereof except as set forth in this Agreement.

j.                                         The office or offices of KCSA in which its investment decision was made is located at the address or addresses of KCSA set forth on the signature page hereto.

k.                                      KCSA is an Accredited Investor.

l.                                          KCSA is aware that the Company is relying on the accuracy of the above representations to establish compliance with federal and state securities laws.  If any such warranties or representations are not true and accurate in any respect as of the date hereof, KCSA shall so notify Company in writing immediately and shall be cause for rescission by Company at its sole election.  KCSA represents that neither KCSA, nor any person or entity with whom KCSA shares beneficial ownership of the Company’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, attached hereto as Schedule I.

1.4                               Registration Rights.   The Company hereby agrees that, not later than 30 days following the date hereof, the Company shall file a registration statement with the U.S. Securities and Exchange Commission with respect to the Shares, and the Company shall use its best efforts to cause such registration statement to be declared effective no later than 120 days after the date hereof; once effective, the Company shall maintain the effectiveness of such registration statement until the date that is the earlier to occur of (x) twelve months following the date hereof and (y) a Change of Control, subject to customary delays and suspensions.  For purposes of this Section 1.4, “Change of Control” means (i) any merger, consolidation or other business combination of the Company with any entity in which the stockholders of the Company immediately prior to such transaction in the aggregate cease to own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof), or (ii) any sale, transfer, lease, assignment or other disposal of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

1.5                               Volume Trading Limitation.  KCSA will not attempt to engage or engage in any transaction for the sale, transfer or other disposition of the Shares which shall be for an amount of shares in excess of five percent (5%) of the then existing trailing 30-day average daily trading volume of the Company’s Common Stock.

1.6                               Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Upon execution herein by both parties, all debts owed by the Company to KCSA shall have been paid in full and fully extinguished.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Debt Settlement Agreement as of the date first set forth above.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
(Signature)

Karen S. Wright, CFO
October 31, 2017

KCSA STRATEGIC COMMUNICATIONS

By:	/s/ Jeffrey Goldberger
(Signature)

Jeffrey Goldberger, Managing Partner
October 31, 2017
(Print Name, Title and Date)

Address:
880 3rd Avenue, 6th Fl.
New York, NY 10022

Signature Page to Debt Settlement Agreement

SCHEDULE I

BAD ACTOR

Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.